UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in charter)

Nevada	98-0425310
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

Suite 400-534 17th Avenue SW, Calgary Alberta, Canada	T2S 0B1
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (403) 770-1991

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS

Gondwana Energy Announces CEO Search Plans

Calgary, Canada - April 18, 2006 - Gondwana Energy Ltd. (OTCBB : GNWA)

Arne Raabe, Chief Financial Officer and Director, announces that the Board of Gondwana Energy Ltd, an oil and gas explorer in New Zealand, has initiated an executive search plan with a view to recruiting a new Chief Executive Officer over the coming months.

Mr. Raabe commented "With our most recent completion of a working capital financing we are seeking to increase our expertise in order to acquire suitable interests in a resource based asset."

Statements contained in this release that are not historical facts are forward-looking statements that involve various risks and uncertainty affecting the business of Gondwana Energy Ltd. Actual results may vary materially from the information provided in this release. As a result there is no representation by Gondwana Energy Ltd. that actual results realized in the future will be the same in whole or in part as those presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

GONDWANA ENERGY, LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	Chief Financial Officer, and Director	April 18, 2006